                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   International Manufacturing Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                   INTERNATIONAL MANUFACTURING SERVICES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 16, 1998

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of International Manufacturing Services, Inc. (the "Company"), a Delaware corporation, will be held on September 16, 1998, at 10:00 a.m., local time, at the Company's principal executive offices located at 2222 Qume Drive, San Jose, California 95131, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected and qualified.

     2. To consider, approve and ratify a proposal to amend the Company's 1997 Employee Stock Purchase Plan to provide for automatic annual increases to the number of shares of the Company's Class A Common Stock (the "Shares") reserved for issuance thereunder equal to (i) the number of Shares granted under the 1997 Employee Stock Purchase Plan in the immediately preceding year, or (ii) a lesser amount determined by the Board of Directors.

     3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending April 30, 1999.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Each of these items will be discussed at the annual meeting with adequate time allotted for stockholder questions. Only stockholders of record at the close of business on July 31, 1998 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has previously returned a proxy.

                                          By Order of the Board of Directors

                                          /s/ ROBERT G. BEHLMAN

                                          ROBERT G. BEHLMAN
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors

San Jose, California
August 19, 1998

                   INTERNATIONAL MANUFACTURING SERVICES, INC.
                                2222 QUME DRIVE
                           SAN JOSE, CALIFORNIA 95131

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The Board of Directors of International Manufacturing Services, Inc. ("IMS" or the "Company") is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders to be held September 16, 1998 at 10:00 a.m., local time or at any postponement or continuation of the meeting, if applicable, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices located at 2222 Qume Drive, San Jose, California 95131.

     These proxy solicitation materials were mailed on or about August 19, 1998 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND SHARE OWNERSHIP

     Only stockholders of record at the close of business on July 31, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 16,055,169 shares of the Company's Class A Common Stock, par value $0.001 per share, were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

VOTING AND SOLICITATION

     Each stockholder is entitled to one (1) vote for each share of Class A Common Stock on all matters presented at the Annual Meeting. The Company's Amended and Restated Bylaws provide that a majority of all of the Shares entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" with respect to a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as Shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors and ratification of appointment of the Company's independent public accountants). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal when considered as Votes Cast.

     A broker "non-vote" occurs when a broker holding stock in "street name" for a beneficial owner returns a proxy and votes for one or more (usually routine) matters but refrains from voting on all matters. In a 1988 Delaware case, Berlin
v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

     All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice ("FOR," "AGAINST," "ABSTAIN" or "WITHHOLD") with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal (other than instances of broker non-votes).

     The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms, banks and other fiduciaries representing beneficial owners of Shares for expenses incurred in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and regular employees, personally or by telephone or telecopier, without additional compensation.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of security holders of the Company that are intended to be presented by such stockholders at the annual meeting of the Company for the fiscal year ending April 30, 1999 must be received by the Company no later than May 19, 1998, in order to be included in the proxy statement and form of proxy relating to such meeting.

INDEPENDENT AUDITORS

     The independent auditors of the Company for the fiscal year ended April 30, 1998 were PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting for the purpose of responding to appropriate questions.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)
NOMINEES

     A total of eight (8) directors are to be elected at the Annual Meeting. Each nominee named below is currently a director of the Company. In the event that any nominee of the Company becomes unavailable for any reason, or if a vacancy should occur before election (which events the Company does not anticipate), the Shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. The term of office of each person elected as a director will continue until the next annual meeting and until his successor has been elected and qualified.

     The names of the nominees and certain biographical information relating to the nominees are forth below.

                                                                           DIRECTOR
     NAME OF NOMINEES        AGE                 POSITION(S)                SINCE
     ----------------        ---                 -----------               --------
Robert G. Behlman..........  54     Chairman of the Board of Directors,      1994
                                    President and Chief Executive Officer
William J. Almon...........  65     Director                                 1996
Dixon R. Doll..............  55     Director                                 1996
John A. Downer.............  40     Director                                 1996
Fredric W. Harman..........  38     Director                                 1996
Mark Rossi.................  42     Director                                 1996
J. Larry Smart.............  51     Director                                 1996
Paul J. Tufano.............  44     Director                                 1996

     Robert G. Behlman has been President, Chief Executive Officer and Chairman of the Board of Directors of the Company since its formation in November 1994. From July 1994 to November 1994, Mr. Behlman served as a consultant to Maxtor Corporation ("Maxtor"), a manufacturer of hard disk drives. From September 1992 until May 1994, Mr. Behlman served as Vice President and Chief Operating Officer of Sanmina Corporation, an integrated electronics manufacturer. From August 1988 until September 1992, Mr. Behlman held senior management positions at SCI Systems, Inc., a contract manufacturer of electronic components, including Vice President of Business Development (Western Region) from March 1991 to September 1992 and Vice President and General Manager (San Jose, California plant) from August 1988 to March 1991. Mr. Behlman received a B.S. in Industrial Engineering from California Polytechnic University, Pomona.

     William J. Almon has been a director of the Company since June 1996. He has served as Chairman of the Board of Directors and Chief Executive Officer of StorMedia Incorporated ("StorMedia"), a supplier of think film disks for hard disk drives, since May 1994. Prior to joining StorMedia, Mr. Almon served as an independent consultant from February 1993 to May 1994. From 1988 to February 1993, Mr. Almon was President and Chief Operating Officer of Conner Peripherals, Inc., an independent disk drive manufacturer. Prior thereto, Mr. Almon served in various management capacities, including Vice President, Low End Storage Products, of International Business Machines Corporation ("IBM"). Mr. Almon is also a director of Read-Rite Corporation, a supplier of thin film magnetic heads for disk drives, and Sigma Designs, Inc., a provider of multimedia imaging display systems. Mr. Almon received a B.S. in Electrical Engineering from the United States Military Academy, West Point.

     Dixon R. Doll has been a director of the Company since June 1996. He has served as Managing General Partner of Doll Capital Management, a venture capital investment firm since June 1996. From September 1994 to June 1996, Mr. Doll was an independent venture capitalist. From 1985 to September 1994, Mr. Doll served as General Partner of Accel Partners, a venture capital investment firm. Mr. Doll has held various senior management positions at DMW Group LLC and predecessor entities, an information systems and telecommunications firm, including Chairman of the Board of Directors and Chief Executive Officer, from 1971 to the present. Mr. Doll is also a director of Network Equipment Technologies, Inc., a manufacturer of multi-service communications products, Racotek, Inc., a supplier of mobile data communication software, and a number of private companies. Mr. Doll received a B.S. in Electrical Engineering from Kansas State University and a M.S.E. and Ph.D. from the University of Michigan.

     John A. Downer has been a director of the Company since June 1996. Since December 1996, Mr. Downer has served as Managing Director of Cornerstone Equity Investors, L.L.C. ("Cornerstone"), a venture capital firm and successor to Prudential Equity Investors, Inc. ("Prudential"). From 1989 to December 1996, Mr. Downer was a partner of various venture capital funds managed by Prudential. Mr. Downer is also a director of StorMedia and MCMS, Inc. ("MCMS"), an electronics manufacturing services provider. Mr. Downer received a B.A., M.B.A. and J.D. from Harvard University.

     Fredric W. Harman has been a director of the Company since June 1996. Mr. Harman has served as General Partner of Oak Investment Partners, a venture capital firm, since July 1994. From 1991 to July 1994, Mr. Harman was General Partner of Morgan Stanley Venture Capital, Inc., a venture capital firm. Mr. Harman is also a director of ILOG S.A., a provider of software components for computer graphics and resource optimization, and SPSS Inc., a developer of statistical software products. Mr. Harman received a B.S. and M.S. in Electrical Engineering from Stanford University and a M.B.A. from Harvard University.

     Mark Rossi has been a director of the Company since 1996. Mr. Rossi has served as Senior Managing Director of Cornerstone since December 1996. From 1983 to 1996, Mr. Rossi was a partner of various venture capital funds managed by Prudential. Mr. Rossi is also a director of StorMedia, Maxwell Technologies, Inc. and MCMS. Mr. Rossi holds a B.A. from Saint Vincent College and a M.B.A. from Northwestern University.

     J. Larry Smart has been a director of the Company since June 1996. He has served as Chief Executive Officer and a director of Visioneer, Inc., a developer and marketer of intelligent paper input systems and image management software, since April 1997. From July 1995 to March 1997, Mr. Smart served as Chief Executive Officer, President and Chairman of the Board of Directors of Streamlogic Corporation (formerly Micropolis Corporation), a developer and marketer of data management solutions. From April 1994 to March 1995, Mr. Smart served as President and Chief Executive Officer of Maxtor, and from 1991 to February 1994, he was Chief Executive Officer and a director of Southwall Technologies, Inc., a manufacturer of commercial, thin film materials. Mr. Smart is also a director of Western Micro Technology, Inc., a computer systems distributor. Mr. Smart received a B.S.I.M. from the Georgia Institute of Technology and a M.B.A. from Southern Methodist University.

     Paul J. Tufano has been a director of the Company since October 1996. Since August 1996, Mr. Tufano has served as Vice President, Finance an Chief Financial Officer of Maxtor. From 1979 to July 1996, Mr. Tufano held various management positions at IBM, including manager of worldwide logistics for IBM's Storage Systems Division from October 1995 to July 1996. Mr. Tufano holds a B.S. in Economics from St. John's University and a M.B.A. from Columbia University.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the Votes Cast is required for approval of each nominee listed above.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH NOMINEE LISTED ABOVE.

               AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN
                                (PROPOSAL NO. 2)

     As a result of a recent change in the financial accounting rules regarding employee stock purchase plans, the Board of Directors determined that it is in the best interests of the Company and its stockholders to amend the Company's 1997 Employee Stock Purchase Plan ("Purchase Plan") in order to provide for an automatic share replenishment feature (described below) (the "Amendment"). The Amendment provides for automatic annual increases of the number of shares of Class A Common Stock reserved under the Purchase Plan equal to (i) the number of shares granted under the Purchase Plan in the immediately preceding year, or
(ii) a lesser amount determined by the Board of Directors for issuance thereunder.

     As of the date of stockholder approval of the Purchase Plan, 95,299 shares had been issued to employees of the Company pursuant to the Purchase Plan.

  Description of the Purchase Plan

     The Purchase Plan was adopted by the Board of Directors and stockholders of the Company in August 1997. A total of 250,000 shares of Class A Common Stock (the "Shares") (less any shares issued under the Company's 1997 Non-U.S. Employee Stock Purchase Plan) has been reserved for issuance under the Purchase Plan, plus annual increases equal to (i) the number of shares granted under the Purchase Plan in the immediately preceding year, or (ii) a lesser amount determined by the Board of Directors.

     The Purchase Plan, which is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended, contains successive six-month offering periods. The offering periods generally start on the first trading day on or after June 1 and December of each year.

     Employees are eligible to participate in the Purchase Plan if they are customarily employed by the Company or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, any employee who (i) immediately after grant owns stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company, or (ii) whose rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds $25,000 worth of stock for each calendar year, may be not be granted an option to purchase stock under the Purchase Plan. The Purchase Plan permits participants to purchase Shares through payroll deductions of up to 10% of the participant's "compensation." Compensation is defined as the participant's base straight time gross earnings and commissions but exclusive of payments for overtime, profit sharing payments, shift premium payments, incentive compensation, incentive payments and bonuses. The maximum number of Shares a participant may purchase during a single offering period is 20,000 Shares.

     Amounts deducted and accumulated by the participant are used to purchase Shares at the end of each offering period. The price of stock purchased under the Purchase Plan is 85% of the lower of the fair market value of the Common Stock at the beginning or end of the offering period. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with the Company.

     Rights granted under the Purchase Plan are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the Purchase Plan. The Purchase Plan provides that, in the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, each outstanding option may be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new exercise date will be set. The Purchase Plan will terminate in 2007. The Board of Directors has the authority to amend or terminate the Purchase Plan. No amendment or termination may adversely affect any outstanding rights to purchase stock under the Purchase Plan unless the Board determines that an amendment is necessary to minimize any potential adverse financial accounting consequences.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the Votes Cast is required for the approval of the amendment to the Company's 1997 Employee Stock Purchase Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1997 EMPLOYEE STOCK PURCHASE PLAN.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 3)

     The Board of Directors of the Company has selected PricewaterhouseCoopers LLP as independent auditors of the financial statements of the Company for the fiscal year ending April 30, 1999. PricewaterhouseCoopers LLP has acted in such capacity since its appointment by the Company in 1996. Notwithstanding this selection, the Company's Board of Directors, in its sole discretion, may direct the appointment of new independent auditors at any time during the year, if the Board of Directors concludes that such change is in the best interest of the Company and its stockholders. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the Votes Cast is required for approval of this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 1999.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table and footnotes thereto set forth the beneficial ownership of Class A Common Stock of the Company as of the Record Date, by (a) each director and nominee for director of the Company who owned shares as of such date, (b) each of the Named Officers (defined below), (c) all directors and executive officers of the Company as a group and (d) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock of the Company:

                                                              NUMBER OF SHARES
                                                                BENEFICIALLY         PERCENT
                    NAME AND ADDRESS(1)                            OWNED          OF TOTAL(%)(2)
                    -------------------                       ----------------    --------------
Prudential Private Equity Investors, III, L.P.(3)...........      4,535,370           28.25
  John A. Downer(4)
  Mark Rossi(4)
  717 Fifth Avenue, 11th Floor
  New York, New York 10022
Entities associated with Oak Investment Partners VI,
  L.P.(5)...................................................      3,756,000           23.39
  Fredric W. Harman(4)(5)
  525 University Avenue, Suite 1300
  Palo Alto, California 94031
Maxtor Corporation..........................................      2,985,000           18.59
  Paul Tufano(4)(6)
  510 Cottonwood Drive
  Milpitas, California 95035
Robert G. Behlman(4)(7).....................................        934,484            5.57
  2222 Qume Drive
  San Jose, California 95131
Entities associated with Brinson Partners, Inc.(8)..........        769,980            4.80
N. K. Quek(9)...............................................        300,585            1.85
Nathan Kawaye(10)...........................................        268,359            1.65
Entities associated with Doll Technology
  Investment Management LLC(11).............................        211,400            1.32
  Dixon R. Doll(4)
Anthony Pham(12)............................................        201,797            1.25
J. Larry Smart(4)(13).......................................         69,787               *
William J. Almon(4)(14).....................................         32,227               *
All directors and executive officers as a group
  (11 persons)(15)..........................................     13,295,010           82.50

---------------
  *  Less than 1%.

 (1) Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that all options held by such person (but not those held by any other person) that are exercisable within 60 days from that date have been exercised. All persons named in the table have sole voting and investment power with respect to all shares issuable pursuant to stock options. Unless otherwise noted below, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock beneficially owned by them.

 (2) 16,055,169 shares of Class A Common Stock were outstanding as of the Record Date.

 (3) Includes 2,509,425 shares of the Company's Class B Common Stock. Messrs. Downer and Rossi, directors of the Company, are Managing Director and Senior Managing Director, respectively, of Cornerstone Equity Investors, L.L.C. ("Cornerstone"), which acts as the investment advisor to Prudential Private Equity Investors, III, L.P. ("PPEI") pursuant to an Investment Advisory Agreement (the "Investment Advisory Agreement") dated as of July 19, 1996. The Investment Advisory

     Agreement gives Cornerstone the authority to direct the voting and disposition of the Common Stock owned by Prudential. Prudential and The Prudential Insurance Company of America may restrict or terminate such authority at any time. As a result of the authority granted pursuant to the Investment Advisory Agreement, Cornerstone may be deemed to be a beneficial owner of any shares of Common Stock held by PPEI. Each of Messrs. Downer and Rossi disclaims any beneficial ownership of the shares held by PPEI, except to the extent of his proportionate partnership interests therein.

 (4) The named person is a director of the Company.

 (5) Includes 3,670,364 shares held by Oak Investment Partners VI, L.P. and 85,637 shares held by Oak VI Affiliates Fund, L.P. Mr. Harman disclaims any beneficial ownership of the shares held by Oak Investment Partners VI, L.P. and Oak VI Affiliates Fund, L.P., except to the extent of his pecuniary interests in the respective entities.

 (6) Mr. Tufano disclaims any beneficial ownership of the shares held by Maxtor Corporation, except to the extent of his pecuniary interest therein.

 (7) Includes 708,984 shares issuable pursuant to stock options which may be exercised within 60 days.

 (8) Includes 662,015 shares held by Brinson Venture Capital Fund III, L.P. and 107,966 shares held by Brinson Trust Company, as Trustee of the Brinson MAP Venture Capital Fund III.

 (9) Includes 225,586 shares issuable pursuant to stock options which may be exercised within 60 days.

(10) Includes 193,359 shares issuable pursuant to stock options which may be exercised within 60 days.

(11) Includes (i) 139,473 shares held by Doll Technology Investment Fund, (ii) 2,681 shares held by Doll Technology Affiliates Fund, (iii) 1,746 shares held by Doll Technology Side Fund and (iv) 67,500 shares held personally by Mr. Doll, of which 37,500 shares are subject to a repurchase right in favor of the Company upon cessation of Mr. Doll's service to the Company. Mr. Doll is the Managing Member of Doll Technology Investment Management LLC, the general partner of Doll Technology Investment Fund, Doll Technology Affiliates Fund and Doll Technology Side Fund. Mr. Doll disclaims any beneficial ownership of the shares held by the entities associated with Doll Technology Investment Management LLC, except to the extent of his pecuniary interest therein.

(12) Includes 141,797 shares issuable pursuant to stock options which may be exercised within 60 days.

(13) Includes 32,227 shares issuable pursuant to stock options which may be exercised within 60 days and includes 24,000 shares held by the J. Larry Smart and Cheryl L. Smart Trust.

(14) Includes 32,227 shares issuable pursuant to stock options which may be exercised within 60 days. Excludes 60,000 shares transferred by Mr. Almon to the William J. Almon, Jr. Irrevocable Trust in November 1996, and an aggregate of 33,900 shares transferred by Mr. Almon to family members in December 1996, all shares of which Mr. Almon disclaims beneficial ownership.

(15) Includes 1,334,180 shares issuable pursuant to stock options which may be exercised within 60 days.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four meetings during the fiscal year ended April 30, 1998.

     The Board of Directors has two standing committees: an Audit Committee and a Compensation Committee.

     The Audit Committee of the Board of Directors consists of Messrs. Downer, Smart and Tufano. The Audit Committee met two times during the last fiscal year. This Committee recommends engagement of the Company's independent auditors and is primarily responsible for reviewing the Company's financial controls, evaluating the scope of the annual audit, reviewing audit results, consulting with management and the Company's independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiating inquiries into aspects of the Company's internal accounting controls and financial affairs.

     The Compensation Committee of the Board of Directors consists of Messrs. Rossi, Harman and Almon. The Compensation Committee met four times during the last fiscal year. The Compensation Committee makes recommendations to the Board of Directors concerning the compensation for the Company's officers and administers the Company's 1996 Stock Option Plan, 1997 Stock Plan, 1997 Director Option Plan, 1997 Employee Stock Purchase Plan and 1997 Non-U.S. Employee Stock Purchase Plan.

     There is no nominating committee or other committee performing similar functions.

     During the fiscal year ended April 30, 1998, no director attended fewer than 75% of the total number of meetings of the Board of Directors and of the committee on which such director served.

DIRECTOR COMPENSATION

     Directors receive no cash remuneration for serving on the Board of Directors but are reimbursed for reasonable out-of-pocket expenses they incur in attending board and committee meetings. Messrs. Almon, Doll and Smart each received options to purchase 37,500 shares of Class A Common Stock upon their initial elections pursuant to the 1996 Stock Option Plan. Upon the effective date of the Company's initial public offering (the "IPO"), directors who were then employees of the Company became eligible to receive stock options pursuant to the Company's 1996 Stock Option Plan and 1997 Stock Plan, and non-employee directors became eligible to receive stock options pursuant to the Company's 1997 Stock Plan and the 1997 Director Option Plan. Upon consummation of the Company's IPO, each non-employee director was granted an option to purchase 10,000 shares of the Company's Class A Common Stock. Twenty-five percent (25%) of such shares rest on the first anniversary of the grant date, and vest for four years thereafter on a pro rata monthly basis.

     In August 1997, the Company adopted a 1997 Director Option Plan (the "Director Plan"), which became effective upon the consummation of the IPO. A total of 225,000 shares of Class A Common Stock has been reserved for issuance under the Director Plan. The Director Plan provides for the grant of nonstatutory stock options to nonemployee directors of the Company (the "Outside Directors"). The grants are made pursuant to an automatic, nondiscretionary grant mechanism. The Director Plan provides that each Outside Director is granted a nonstatutory stock option to purchase 25,000 shares of Common Stock on the date upon which such person first becomes an Outside Director (the "First Option"). Thereafter, each Outside Director is automatically granted an option to purchase 10,000 shares of Class A Common Stock on the date such Outside Director is reelected to the Board of Directors by the Company's stockholders at the Company's annual meeting of stockholders (a "Subsequent Option"), if, on such date, such Outside Director has served on the Company's Board of Directors for at least six months. Outside Directors on the effective date of the IPO receive nonstatutory stock options for 10,000 shares of Class A Common Stock (the "IPO Option"). The Director Plan provides that the First Option, the IPO Option and all Subsequent Options become exercisable as to 25% of the shares subject to the option one year after the grant date and as to 1/48th of the shares subject to the option for each month thereafter. The exercise price per share of all options granted under the Director Plan is equal to the fair market value of a share of the Class A Common Stock on the date of grant. Options granted to Outside Directors under the Director Plan have a ten year term, but terminate earlier upon termination of an Outside Director's status as a director. In the event of the merger or sale of substantially all the assets of the Company, all outstanding options must be assumed or substituted by the successor corporation, or if they are not assumed or substituted for, they become fully vested and exercisable. If the options are assumed or substituted for, they also will become full exercisable if the director is terminated other than upon voluntary termination. Until terminated earlier, the Director Plan has a term of ten years.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership on Forms 3, and reports of changes in ownership on Forms 4 and 5 of Class A Common Stock and other equity securities of the

Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely upon its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended April 30, 1998, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were complied with, except as follows: (i) Mr. Doll failed to timely file a Form 4 with respect to certain transactions occuring in October 1997 (such transaction was subsequently reported on a late Form 4); and Mr. Pham failed to timely file a Form 3 following his appointment as an executive officer of the Company in February 1998 (a Form 3 with respect to such appointment was filed in July 1998).

EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following Summary Compensation Table sets forth compensation paid by the Company for services rendered during the fiscal years ended April 30, 1998 and April 30, 1997 by the Company's Chief Executive Officer and each of its other most highly compensated executive officers (the "Named Officers"), whose aggregate salary and bonus exceeded $100,000 in fiscal 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                          ANNUAL COMPENSATION                  COMPENSATION
                                           -------------------------------------------------   ------------
                                                                                OTHER ANNUAL    SECURITIES
                                                                                COMPENSATION    UNDERLYING
            NAME AND POSITION              FISCAL YEAR   SALARY($)   BONUS($)      ($)(1)       OPTIONS(#)
            -----------------              -----------   ---------   --------   ------------   ------------
Robert G. Behlman........................     1998        228,846     54,000           --             --
  Chairman of the Board of Directors,         1997        217,598     57,000      206,045(2)     825,000
  President and Chief Executive Officer
Nathan Kawaye............................     1998        182,870     43,199           --        195,000
  Senior Vice President and Chief             1997(3)     134,987     26,250           --        225,000
  Financial Officer
Neo Kia Quek.............................     1998        207,389     68,637           --        195,000
  Senior Vice President,                      1997        220,578     95,811           --        262,500
  Manufacturing Operations
Anthony Pham(4)..........................     1998        141,586     31,786           --        195,000
                                              1997        125,256     54,253           --        165,000

---------------
(1) Excludes perquisites and other personal benefits which for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.

(2) Consists of a release by the Company of Mr. Behlman's payment obligations under a full recourse promissory note in connection with the purchase of 150,000 shares of the Company's Class A Common Stock and compensation in the amount of Mr. Behlman's tax liability associated therewith.

(3) Mr. Kawaye's employment with the Company commenced August 1, 1996. Accordingly, salary and bonus amounts for fiscal 1997 reflect service for only that portion of fiscal 1997 in which Mr. Kawaye served as an employee of the Company.

(4) Mr. Pham became an executive officer of the Company in February 1998.

                 AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND
                         FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF            VALUE OF
                                                                     UNEXERCISED         IN-THE-MONEY
                                                                      OPTIONS AT          OPTIONS AT
                                       SHARES                       APRIL 30, 1998      APRIL 30, 1998
                                     ACQUIRED ON        VALUE        EXERCISABLE/        EXERCISABLE/
              NAME                   EXERCISE(#)     REALIZED($)   UNEXERCISABLE(#)   UNEXERCISABLE($)(1)
              ----                 ---------------   -----------   ----------------   -------------------
Robert G. Behlman................        --              --        708,984/116,016    6,301,125/1,031,093
Nathan Kawaye....................        --              --        193,359/226,641     1,718,489/ 281,207
Neo Kia Quek.....................        --              --        225,586/231,914     2,004,903/ 328,075
Anthony Pham.....................        --              --        141,797/218,203     1,260,225/ 206,219

---------------
(1) Calculated by determining the difference between the per share closing price of the Class A Common Stock as of the fiscal year ended April 30, 1998 ($9.625) and the per share exercise price of the options.

(2) Calculated by determining the difference between the fair market value of the Class A Common Stock of the date of exercise and the exercise price.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The Company granted stock options to the Named Executive Officers during the fiscal year ended April 30, 1998, as follows:

                                                                                       POTENTIAL REALIZABLE VALUE
                         NUMBER OF     PERCENT OF TOTAL                                AT ASSUMED ANNUAL RATES OF
                        SECURITIES     OPTIONS GRANTED                                STOCK PRICE APPRECIATION FOR
                        UNDERLYING       TO EMPLOYEES      EXERCISE                        OPTION TERM ($)(5)
                          OPTIONS       IN FISCAL YEAR     PRICE PER    EXPIRATION    ----------------------------
        NAME           GRANTED(#)(1)        (#)(2)        SHARE($)(3)    DATE(4)         5%($)           10%($)
        ----           -------------   ----------------   -----------   ----------    ------------    ------------
Robert G. Behlman....          --              --               --             --             --              --
Nathan Kawaye........     195,000            14.5%           11.50       10/22/07      1,410,296       3,573,967
Neo Kia Quek.........     195,000            14.5%           11.50       10/22/97      1,410,296       3,573,967
Anthony Pham.........     195,000            14.5%           11.50       10/22/97      1,410,296       3,573,967

---------------
(1) All options were granted on October 22, 1997 under the Company 1997 Stock Option Plan, were vested as to 25% of the shares on the first anniversary of the date of grant, and continue to vest at the rate of 1/48th of the remaining shares at the end of each monthly anniversary thereafter, subject to continued service as an employee or consultant. The term of each option is ten years.

(2) Based upon options to purchase an aggregate of 1,490,249 shares of Class A Common Stock that were granted to employees, including the Named Executive Officers, during the fiscal year ended April 30, 1998.

(3) The exercise price per share of each option was equal to the fair market value of the underlying Class A Common Stock on the date of grant.

(4) Options may terminate before their expiration date if the optionee's status as an employee or consultant is terminated or upon the death of the optionee.

(5) Potential gains are not of the exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Class A Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall market conditions and the option holder's continued employment through the vesting period.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed only of non-employee directors. The Committee is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, executive pay levels and variable compensation programs. The Committee also administers the Company's 1996 Stock Option Plan, 1997 Stock Plan, 1997 Director Option Plan, 1997 Employee Stock Purchase Plan and 1997 Non-U.S. Employee Stock Purchase Plan, within Board of Directors' approved guidelines.

COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is that cash compensation should vary with performance of the Company and long-term incentives should be closely aligned with the interests of the stockholders.

     Cash compensation for the executives consists of base salary and a variable compensation segment based on the achievement of specified income goals and strategic objectives.

     Long-term incentives are provided through the granting of stock options to key employees, including the Named Executive Officers. The level of stock options and stock purchase rights granted (i.e., the number of shares subject to each stock option grant or purchase grant) is based on the employee's current and anticipated future performance, skill set and ability to affect achievement of strategic goals and objectives. Grants generally vest on a pro rata monthly basis over a four-year period from the date of hire or date of grant, thus providing an incentive to employees to remain in the Company's employ.

     The Company maintains a qualified employee stock purchase plan, pursuant to which employees can purchase Company stock through payroll deductions, which is generally available to all employees. This plan allows participants to buy Company stock at a discount from the market price on certain specified dates with up to 10% of their base salaries.

     In setting compensation levels for executives, the Compensation Committee reviews specific information gathered by the Company from proxy statements of particular companies that are considered generally comparable to the Company in that they are high-growth contract manufacturers with similar revenue size and age. Recommendations by management are examined in light of this information, but the Compensation Committee makes no special attempt to set cash compensation in any particular relationship to the survey data. Cash compensation is also set for each fiscal year in light of salary levels that the Compensation Committee believes are necessary to retain certain of the Company's executive officers. The final fiscal 1998 base salary levels for the Named Executive Officers fall within the industry standards for comparable positions.

BASE SALARY

     For fiscal year 1998, the base salary of each executive officer was set based upon the results of the executive's performance review. Each executive is reviewed annually by the Chief Executive Officer and other members of management and given specific objectives, with the objectives varying based upon the executive's position and responsibilities and the specific objectives for that position for the coming year. At the next annual review, the management of the Company reviews the performance of the executive officer vis-a-vis the established objectives. The results of this review are then reported to the Compensation Committee along with management's compensation recommendation, and the Compensation Committee determines whether base salary should be adjusted for the coming year.

STOCK OPTIONS

     Stock options are granted to aid in the retention of key employees and to align the interest of key employees with those of the Company's stockholders. Stock options are generally granted at a price equal to the fair market value on the date of grant and generally vest on a pro rata monthly basis over four years from the date of hire or date of grant. Options are granted to key employees, including executives, based on such employee's skills, the current marketability of those skills, the employee's current performance and anticipated future contribution based on that performance, and the employee's ability to have an effect on corporate and/or business unit results.

     In fiscal 1998, in connection with the Company's grant of options to purchase an aggregate of 1,490,249 shares of its Class A Common Stock to its employees, Messrs. Kawaye, Quek and Pham each were granted an option to purchase 195,000 shares of Class A Common Stock. These options vest as to 25% of the shares on the first anniversary of the date of grant, with the remaining shares vesting on a pro-rata monthly basis over a three (3) year period.

CEO COMPENSATION

     As described above, the Company's executive pay program is leveraged toward achieving corporate goals and objectives. This principle of pay-for-performance is exemplified by the pay package of the Company's Chief Executive Officer.

     The Compensation Committee reviews Mr. Behlman's base salary annually, considering Company performance, individual performance, and external pay practices respecting similarly situated chief executive officers. In fiscal 1998, Mr. Behlman received a base salary of $228,846 with a bonus aggregating $54,000. His total cash compensation for fiscal 1997 was $480,643, including a base salary of $217,598, a bonus of $57,000 and $206,045 in the form of a release by the Company of Mr. Behlman's payment obligations under a full recourse promissory note in connection with the purchase of 150,000 shares of the Company's Class A Common Stock and compensation in the amount of Mr. Behlman's tax liability associated therewith. The Compensation Committee believes that the compensation paid to Mr. Behlman in fiscal 1998 is comparable to that paid to chief executive officers of similarly situated companies and is consistent with the Committee's objective to attract, retain and reward the executive talent necessary to achieve the Company's objectives.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors during the Last Fiscal Year consisted of Messrs. Rossi, Harman and Almon. No member of the Compensation Committee or executive officer of the Company has a relationship that constitutes an interlocking relationship with executive officers or directors of another entity.

                                          COMPENSATION COMMITTEE:

                                          Mark Rossi, Fredric W. Harman
                                          and William J. Almon

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                    AMONG IMS, PEER GROUP AND NASDAQ MARKET

     The graph below compares the cumulative total return of the Company's Class A Common Stock with the NASDAQ market index and a self-determined peer group index from October 22, 1997 to April 30, 1998. The peer group has been selected by the Company in good faith. The Common Stocks of the peer group companies have been included on a weighted basis to reflect the relative market capitalization at the end of each period shown.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                                                                                  SELF-
                                      INTERNATIONAL                            DETERMINED
                                      MANUFACTURING         NASDAQ US          PEER GROUP
10/22/97                                   100                 100                 100
10/31/97                                    95                  93                  87
1/31/98                                     68                  89                  75
4/30/98                                     86                  86                  72

---------------
SELF-DETERMINED PEER GROUP: ACT Manufacturing, Benchmark Electronics, CMC Industries, DII Group, Inc., IEC Electronics, Jabil Circuit, Inc., Plexus Corp.

     The graph above assumes that $100 was invested on October 22, 1997 in the Company's Class A Common Stock, the NASDAQ National Market and in stocks of the Company's self-determined peer group, with all dividends being reinvested. The indexes are reweighted daily, using the market capitalization on the previous trading day. The price performance of the Class A Common Stock shown above is historical and not necessarily indicative of future price performance.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matters that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named on the accompanying Proxy will have the authority to vote on those matters in accordance with their own judgment.

                                          By Order of the Board of Directors

                                          /s/ ROBERT G. BEHLMAN

                                          ROBERT G. BEHLMAN
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors

                                          August 19, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   INTERNATIONAL MANUFACTURING SERVICES, INC.
                       1998 ANNUAL MEETING OF STOCKHOLDERS


        The undersigned stockholder of International Manufacturing Services, Inc., a Delaware corporation (the "Company"), hereby appoints Robert G. Behlman and Nathan Kawaye, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of the Company which the undersigned is entitled to vote, at the 1998 Annual Meeting of Stockholders of the Company to be held on September 16, 1998, at 10:00 a.m., local time, at the Company's principal executive offices located at 2222 Qume Drive, San Jose, California 95131, or any adjournment thereof, (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in Company's Proxy Statement, the receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the annual meeting.

                                  (Continued and to be signed, on reverse side.)

(Continued from other side)


1.  ELECTION OF DIRECTORS    FOR all nominees listed below                 WITHHOLD AUTHORITY
                             (except as marked to the contrary below [ ]   to vote for all nominees listed below [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee mark the box next to the nominee's name below)

            [ ] Robert G. Behlman     [ ] William J. Almon     [ ] Dixon R. Doll     [ ] John A. Downer
            [ ] Fredric W. Harman     [ ] Mark Rossi           [ ] J. Larry Smart    [ ] Paul J. Tufano

2.  PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 1997 EMPLOYEE STOCK
    PURCHASE PLAN

               [ ]    FOR    [ ]    AGAINST        [ ]    ABSTAIN


3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSE COOPERS LLP AS THE
   COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 1999.

               [ ]    FOR    [ ]    AGAINST        [ ]    ABSTAIN

4. In the discretion of the proxy holder, to vote or otherwise represent the shares on such other business as may properly come before the annual meeting or any adjournment thereof.

        This PROXY when properly executed will be voted as directed or, if no direction is indicated, will be vote FOR Proposals 1, 2 and 3, and in the discretion of the proxyholders, on such other business as may properly come before the meeting or any adjournment thereof.

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.
Persons signing as officers or in a fiduciary capacity (such as executors, administrators, trustees, guardians, attorneys and corporate officers) should so indicate. If shares are held by joint tenants or as community property, both should sign.)


Signature__________________________  Date_____________

Signature__________________________  Date_____________


                        [ ] CHECK HERE FOR ADDRESS CHANGE

             [ ] CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING